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                                                                    EXHIBIT 10.3

                             STOCKHOLDERS AGREEMENT

         Agreement made this 16th day of August, 1994 by and among ViaGrafix Corporation, an Oklahoma corporation (the "Company"), those stockholders of the Company whose names are set forth on Schedule A attached hereto (the "Stockholders"), and those persons and entities whose names are set forth on
Schedule I to the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Investors, the Company and certain principal shareholders of the Company (the "Series A Preferred Stock Purchase Agreement") attached hereto (the "Investors").

         WHEREAS, each Stockholder owns the number of shares of Common Stock of the Company (the "Common Stock") as set forth opposite his or her name on Schedule A attached hereto;

         WHEREAS, the Investors are acquiring on the date hereof, 1,710,000 shares of Series A Convertible Preferred Stock of the Company (the "Purchased Shares") pursuant to the Series A Preferred Stock Purchase Agreement; and

         WHEREAS, one of the conditions to the investment by the Investors is the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Stockholders and the Investors hereby agree as follows:

1.       DEFINITIONS

         "Founders' Shares" shall mean and include all shares of Common Stock of the Company owned by the Stockholders, whether presently held or hereafter acquired.

         "Shares" shall mean all the Founders' Shares and all of the Purchased Shares.

         As used herein, the term "Qualified Public Offering" shall mean an underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the Commission under the Securities Act, in which net proceeds, after deducting underwriters, discounts and commissions and offering expenses, to the Company equal or exceed $5,000,000 deducting underwriters' discounts and commissions and offering discounts.
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2.  CO-SALE AND RIGHT OF FIRST REFUSAL

    Section 2.1.     Right of First Refusal on Sales.

         (a) Sales to Third Parties. If at any time a Stockholder or an Investor desires to sell for cash all or any part of his or its Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), such Stockholder or Investor (the "Selling Party") shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the other parties hereto (the "Purchasing Parties") on terms and conditions, including price, not less favorable to the Purchasing Parties than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the offered Shares proposed to be sold, the total number of Shares owned by the Selling Party, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Purchasing Parties may acquire, in accordance with the provisions of this Agreement, all (but not less than all) the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

         (b) Purchasing Parties' Right of First Refusal. Each Purchasing Party shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Purchasing Party and the denominator of which shall be the aggregate number of Shares then owned by all of the Purchasing Parties; provided, that no party shall have a right of first refusal with respect to any Offered Shares unless the Purchasing Parties as a group purchase all the Offered Shares. For purposes of Sections 2, 3, 9, and 10, all of the shares of Common Stock which a party has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such party shall be deemed to be Shares then owned by such party. (The amount of Offered Shares that each Purchasing Party is entitled to purchase under this Section 2.1(b) shall be referred to as its "Pro Rata Fraction").

         (c) Right of Oversubscription. The Purchasing Parties shall have a right of oversubscription such that if any Purchasing Party fails to accept the Offer as to its Pro Rata Fraction, the other Purchasing Parties shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Purchasing Party by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Purchasing Parties shall be cut back with respect to their oversubscriptions
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on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

         (d) Closing on Offered Shares. If a Purchasing Party desires to purchase all or any part of the Offered Shares, said Purchasing Party shall communicate in writing its election to purchase to the Selling Party, which communication shall state the number of Offered Shares said Purchasing Party desires to purchase and shall be given to the Selling Party in accordance with
Section 5 below within thirty days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Purchasing Party's right to purchase more than its Pro Rata Fraction and the requirement that all the Offered Shares be purchased). Sales of the Offered Shares to be sold to a Purchasing Party pursuant to this Section 2.1 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Selling Party's delivery to the Purchasing Party of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such Purchasing Party, against payment to the Selling Party of the purchase price therefor by such Purchasing Party.

         (e) Sales to Proposed Transferee. If the Purchasing Parties do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Selling Party at any time within 90 days after the date the Offer was made, subject to the provisions of Section 2.2 and 2.3. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 2.1. If Offered Shares are sold pursuant to this
Section 2.1 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

    Section 2.2.     Right of Participation in Sales by Stockholder.

         (a) Co-Sale Right. If at any time a Stockholder desires to sell all or any part of the Shares owned by him to any Proposed Transferee in accordance with Section 2.1, each of the Investors shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Stockholder, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, a number of shares of Common Stock issued upon conversion of such Investor's Purchased Shares ("Conversion Shares") equal to the total number of
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Conversion Shares owned by such Investor (assuming the conversion of all
Purchased Shares owned by such Investor) multiplied by a fraction, the numerator of which is the aggregate number of Offered Shares and the denominator of which is the sum of all Shares owned by such Stockholder.

         (b) Notice of Intent to Participate. Each Investor wishing to so participate in any sale under this Section 2.2 shall notify the Stockholder in writing of such intention as soon as practicable after such Investor's receipt of the Offer made pursuant to Section 2.1, and in any event within the time period specified in Section 2.1. Such notification shall be delivered in person or mailed to such Stockholder at the address set forth in accordance with
Section 5 below.

         (c) Sale to Transferee. The Stockholder and each participating Investor shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Founders, Shares and/or Conversion Shares proposed to be sold at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the Offer provided by the Stockholder under Section 2.1 above; provided, however, that any purchase of less than all of such Founders' Shares and/or Conversion Shares by the Proposed Transferee shall be made from the Stockholder and each participating Investor pro rata based upon the relative amount of the Founders' Shares and/or Conversion Shares that the Stockholder and each participating Investor is otherwise entitled to sell pursuant to Section 2.2(a).

         (d) Continuation of Restrictions. Any Shares sold by the Stockholder to any third party pursuant to this Section 2.2 shall still be subject to the restrictions or benefits imposed by this Agreement, and such third party shall be required to execute a counterpart of this Agreement.

    Section 2.3.     Prohibited and Permitted Transfers.

         (a) A Stockholder shall not sell, assign, transfer, grant an option to or for, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except as expressly provided in this Agreement.

         (b) Notwithstanding the foregoing, the terms and conditions of Sections 2.1 and 2.2 hereof shall not apply to any Permitted Transfer by a Stockholder. For purposes of this Agreement, "Permitted Transfer" means any transfer by a Stockholder (a) of such Stockholder's Shares to or for the benefit of any parent, sibling, spouse, child or grandchild of the Stockholder, or to a trust for the benefit of any of the foregoing, or (b) by will or the laws of descent and distribution to a Permitted Transferee (any person referred to in this paragraph being defined as a "Permitted Transferee"), or (c) of
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up to 1% of the shares of common stock of the Company then outstanding on a fully-diluted basis in any twelve month period; provided, that it shall be a condition of each such transfer that the Permitted Transferee agree to be bound by the terms and conditions of this Agreement as a Stockholder and executes a counterpart of this Agreement.

    As used herein, the term "Stockholder" is deemed to include any transferees of the Stockholder, except as expressly provided otherwise.

    Section 2.4. Put Right. In the event of any sale, transfer, assignment or disposition of any capital stock by a party hereto (in the case of Section 2.1) or Stockholder (in the case of Section 2.2) in violation of any provision of each of Section 2 or Section 3 hereof, each other party (in the case of Section 2.1) or Investor (in the case of Section 2.2) shall each have the right to elect to cause such violating party to purchase, and such violating party shall be obligated to purchase, from such non-violating party, and at the same price per share and on the same terms and conditions as involved in such sale by such violating party, such number of shares of capital stock (calculated on a fully-diluted basis) equal to the number of shares sold by such violating party multiplied by a fraction, the numerator of which is the aggregate number of Shares owned by such non-violating party and the denominator of which is the sum of all Shares owned by all non-violating parties desiring to sell shares to such violating party under this Section.

    Section 2.5. Sale of Purchased Shares. Immediately prior to the sale of any Purchased Shares by the Investors to a third party, the Purchased Shares subject to such sale shall be converted into shares of Common Stock. However, in consideration for such conversion in the event that Geocapital III, L.P. sells all of its Shares to one or more buyers, then (a) the Company shall enter into an agreement with such buyer(s) providing that the benefits of Section 4.8 of the Series A Preferred Stock Purchase Agreement will run to such buyer(s); and (b) Michael Webster and Robert Webster shall enter into a voting agreement providing that they each will vote to elect as a director of the Corporation a person designated by such buyer or a majority of the holders of the Shares sold in such sale.

3.  LOCK-UP AGREEMENT

    Each of the Investors and Stockholders hereby agree that in connection with a Qualified Public Offering, upon the request of the Company or the principal underwriter managing the Qualified Public Offering, not to sell, make any short sale of, loan, grant an option for the purchase of, or otherwise dispose of any common stock now owned or hereafter acquired by him without the prior written consent of the Company or such underwriter, as the case
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may be, for one hundred and eighty (180) days or such other period of time as such underwriter may specify.

4.  TERMINATION

    This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the expiration of ten years from the date first written above; or (ii) the completion of the Company's Qualified Public offering.

5.  NOTICES

    As the terms "notice" or "notices" are used herein as between the parties, such term shall mean a written document, explaining in reason for the notice, and the same shall be mailed by United States Postal Service Via Certified Mail, Return Receipt Requested, addressed as follows:

    to the Company or the Stockholders:

                 ViaGrafix Corporation
                 Attention: Mike Webster
                 Five South Vann Street
                 Pryor, OK 74361
                 Fax: 918-825-6744

    with a copy by mail and fax which shall not constitute notice, to:

                 Gary J. Dean, Attorney
                 P.O. Drawer 1047
                 Pryor, OK 74362
                 Fax: 918-825-7460

    to the Investors:

                 GEO Capital III, L.P.
                 One Bridge Plaza
                 Fifth Floor
                 Fort Lee, NJ 07024
                 Attention: Lawrence Lepard

    with a copy by mail and fax, which shall not constitute notice, to:

                 William B. Asher, Jr., Esquire
                 Testa, Hurwitz & Thibeault
                 53 State Street
                 Boston, MA 02109
                 Fax: 617-248-7100
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Such notice shall be deemed to have been given on the date placed in the U.S.
Mails, and sent by fax to counsel, whether actually received by the addressee or not. The parties shall, as a matter of convenience and courtesy, send each party receiving notice a copy of said notice by facsimile or electronic means, or by courier, Federal Express, or similar service, but such notifications shall not be deemed lawful "notice" as required hereby. The parties may from time to time amend the above addresses and names by written notice given the other party.

6.  SPECIFIC PERFORMANCE

    The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

7.  LEGEND

    Any certificates representing shares of capital stock subject to this Agreement shall bear a legend indicating the existence of the restrictions imposed hereby.

8.  ENTIRE AGREEMENT

    This Agreement and the Series A Preferred Stock Purchase Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between them or any of them as to such subject matter.

9.  WAIVERS AND FURTHER AGREEMENTS

    Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived and in the event the rights of the Investors are being waived, with the consent of the holders of at least a majority in interest of the Purchased Shares that have not been sold to the public. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

10. AMENDMENTS

    This Agreement may be amended by and shall be effective upon the receipt of the written consent of: (i) the holders of at least a majority in interest of the Purchased Shares that have
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not been sold to the public, (ii) the Company, and (iii) a majority in interest of the Stockholders.

11. ASSIGNMENT; SUCCESSORS AND ASSIGNS

    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

12. SEVERABILITY

    In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

13. COUNTERPARTS

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. SECTION HEADINGS

    The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15. GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.
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    IN WITNESS WHEREOF, the undersigned have executed this Stockholders
Agreement as of the day and year first above written.

                                                VIAGRAFIX CORPORATION

                                                By: /s/ MICHAEL WEBSTER
                                                   ----------------------------
                                                   Name:  Michael Webster
                                                   Title: President

                                                INVESTORS:

                                                GEOCAPITAL III, L.P.

                                                By: Geocapital Management, L.P.

                                                   By: (ILLEGIBLE)
                                                       ------------------------
                                                       General Partner

                                                STOCKHOLDERS:

                                                /s/ MICHAEL WEBSTER
                                                -------------------------------
                                                Michael Webster

                                                /s/ ROBERT WEBSTER
                                                -------------------------------
                                                Robert Webster
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                                                           SCHEDULE A

                                  STOCKHOLDERS


                                                        Number of Shares
Name and Address                                        of Common Stock
----------------                                        ----------------
Michael Webster                                         4,687,500
c/o ViaGrafix Corporation
Five South Vann
Pryor, OK 74361

Robert Webster                                          2,812,500
c/o ViaGrafix Corporation
Five South Vann
Pryor, OK 74361